SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 24, 2014

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2014, Alliance Data Systems Corporation, as the issuer (the "Company"), and certain of its subsidiaries, as guarantors, entered into a purchase agreement (the "Purchase Agreement") with Wells Fargo Securities, LLC, as the representative of the initial purchasers named in the Purchase Agreement (the "Initial Purchasers") under which it agreed to sell $600 million aggregate principal amount of its 5.375% senior notes due 2022 (the "Notes") to the Initial Purchasers. The Notes will be general unsecured senior obligations of the Company, will be guaranteed on a senior unsecured basis by certain subsidiaries of the Company and will pay interest semi-annually. The offering of the Notes is expected to close on July 29, 2014, subject to customary closing conditions.  The Company intends to use the net proceeds of the offering to repay a portion of the outstanding indebtedness under its revolving credit facility. The description of the Purchase Agreement herein is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Notes will be offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This report is neither an offer to sell nor a solicitation of an offer to buy these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Certain of the Initial Purchasers and certain of their affiliates have provided and/or may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the guarantors and certain of their affiliates, for which they have received, and may in the future receive, customary fees and expense reimbursement. Affiliates of certain Initial Purchasers in this offering are lenders and/or agents under the Company's 2013 Credit Agreement and will receive their pro rata portion of the net proceeds from this offering that will be used to repay a portion of outstanding indebtedness under the Company's revolving credit facility. Additionally, affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. are counterparties under the Company's convertible note warrants and engage in hedging transactions from time to time in the Company's stock in connection with those instruments.  In addition, Bank of America Corporation, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, owns more than 5% of the Company's outstanding common stock. In addition, certain of the Initial Purchasers (or affiliates thereof) may be customers of the Company and its subsidiaries under customary contractual arrangements from time to time.

The information included in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "predict," "project," "would," and similar expressions as they relate to the Company or its management. When the Company makes forward-looking statements, they are based on the Company's beliefs and assumptions, using information currently available. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in the Company's filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may vary materially from projections. Any forward-looking statements contained in this report reflect the Company's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, pending acquisition, growth strategy and liquidity. The Company has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Purchase Agreement, dated as of July 24, 2014, among Alliance Data Systems Corporation, subsidiary guarantors party thereto and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: July 28, 2014	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1
Purchase Agreement, dated as of July 24, 2014, among Alliance Data Systems Corporation, subsidiary guarantors party thereto and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers party thereto.